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                          SUBSCRIPTION AGREEMENT


            The CountryBaskets Index Fund, Inc., a Maryland corporation (the "Fund"), and ALPS Mutual Funds Services, Inc., a Colorado corporation (the "Distributor"), hereby agree as follows:

            1. The Fund hereby offers the Distributor and the Distributor hereby agrees to purchase the following shares, par value $.001 per share, of each series ("Series") of the Fund: _______ shares at $_______ per share representing _______ shares of the Australia Index Series; _______ shares at $_______ per share representing ______ shares of the France Index Series; _______ shares at $_______ per share representing _______ shares of the Germany Index Series; _______ shares at $_______ per share representing _______ shares of the Hong Kong Index Series; _______ shares at $_______ per share representing _______ shares of the Italy Index Series; _______ shares at $_______ per share representing _______ shares of the Japan Index Series; _______ shares at $_______ per share representing _______ shares of the South Africa Index Series; _______ shares at $_______ per share representing _______ shares of the UK Index Series; and _______ shares at $_______ per share representing _______ shares in US Index Series (collectively, the "Shares"). The Distributor hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Fund hereby acknowledges receipt from the Distributor of cash in the amount of $ _________ in full payment for the Shares.

            2. The Distributor represents and warrants to the Fund that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

            3. The Distributor agrees that if it or any direct or indirect transferee of the Shares redeems the Shares prior to the fifth anniversary of the date the Fund begins its investment activities, the Distributor will pay to the Fund an amount equal to the number resulting from multiplying each Fund's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed by the Distributor or such transferee and the denominator of which is equal to the number of shares of each Series outstanding as of the date of such redemption, as long as the administrative position of the staff of the Securities and Exchange Commission requires such reimbursement.


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            IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the ____ day of ________, 1996.



                         THE COUNTRYBASKETS INDEX FUND, INC.

Attest:


_____________________  By:__________________________________
Name:                     Name:
                          Title:


                        ALPS MUTUAL FUNDS SERVICES, INC.

Attest:


_____________________  By:__________________________________
Name:                     Name:
                          Title: